UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  July 1, 2011

SOUTH JERSEY GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22211	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 1, 2011, South Jersey Gas Company (the “Company”) entered into a commercial paper program (the “Program”) under which the Company may issue unsecured commercial paper notes (the “Notes”) on a private placement basis up to a maximum aggregate amount outstanding at any time of $200 million.

Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as dealer under the Program (the “Dealer”) pursuant to the terms and conditions of a Commercial Paper Dealer Agreement dated as of July 1, 2011 with the Company (the “Dealer Agreement”).  The Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions and provides the terms under which the Dealer will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws.   Bank of America, National Association, will act as issuing and paying agent under the Program.

Under the Program, the Company may issue the Notes from time to time, and the proceeds from the Notes will be used for general corporate purposes.  The maturities of the Notes will vary, but may not exceed 270 days from the date of issue.  The Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par, or, alternatively, will be sold at par and bear varying interest rates on a fixed or floating basis. The interest rates will vary based on market conditions and the ratings assigned to the Notes by credit rating agencies at the time of issuance.

The Program contains certain events of default including, among other things: non-payment of principal or interest on a Note; and bankruptcy and insolvency events.

The Dealer and certain of its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Dealer Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Dealer Agreement is qualified in its entirety by reference to the text of the Dealer Agreement filed herewith.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent the Company issues any Notes in the future other than in the ordinary course of business, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

10.1	Commercial Paper Dealer Agreement, dated as of July 1, 2011, between South Jersey Gas Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: July 1, 2011	By:	/s/ David A. Kindlick
		Name:	David A. Kindlick
		Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Commercial Paper Dealer Agreement, dated as of July 1, 2011, between South Jersey Gas Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.